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                                                                   EXHIBIT 10.40


THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT UPON DELIVERY TO THE PARTNERSHIP OF AN OPINION OF COUNSEL SATISFACTORY TO THE GENERAL PARTNER OF THE PARTNERSHIP THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE GENERAL PARTNER OF THE PARTNERSHIP OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE GENERAL PARTNER TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER. THE SALE AND TRANSFER OF THESE INTERESTS IS ALSO SUBJECT TO CERTAIN RESTRICTIONS WHICH ARE SET FORTH IN THIS AGREEMENT.

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                COGEN TECHNOLOGIES CAMDEN GP LIMITED PARTNERSHIP

                THIS AGREEMENT is made as of the 26th day of July, 1991, by and among Cogen Technologies Camden, Inc., a Texas corporation, as the General Partner, and Cogen Technologies Limited Partners Joint Venture, a Texas general partnership, as the Limited Partner.

                                   DEFINITIONS

                The following definitions shall be applicable to the terms set forth below as used in this Agreement:

                "Affiliate" means any corporation, partnership, trust or other entity controlling, controlled by or under direct or indirect common control with a Partner or in which a Partner holds ten percent (10%) or more of the outstanding voting or equity interests; however, the General Partner and the Limited Partner shall not be deemed Affiliates.

                "Agreed Value" means, in the case of any contributions or distributions of property, the fair market value of such property net of any indebtedness or other liability either assumed or to which such property is subject, as such fair market value is determined by the General Partner using such reasonable method of valuation as it may adopt.
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                "Agreement" means the Agreement of Limited Partnership of Cogen
Technologies Camden GP Limited Partnership as the same may be amended or modified from time to time in accordance with Article XX hereof.

                "Built-In Gain" with respect to any Partnership property means
(i) the excess of the Agreed Value of any Contributed Property over its adjusted basis for federal income tax purposes as of the time of contribution and (ii) in the case of any adjustment to the Carrying Value of any Partnership property subject to depreciation. cost recovery or amortization pursuant to Section 8.4 as a result of a contribution of cash for a Partnership Interest, the Unrealized Gain with respect to such property.

                "Built-In Loss" with respect to any Partnership property means
(i) the excess of its adjusted basis for federal income tax purposes of any Contributed Property over its Agreed Value as of the time of contribution and
(ii) in the case of any adjustment to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization pursuant to
Section 8.4 as a result of a contribution of cash for a Partnership Interest, the Unrealized Loss with respect to such property.

                "Camden Cogen" means Camden Cogen L.P., a Delaware limited partnership.

                "Capital Account" means the account established for each Partner pursuant to Section 8.3.

                "Capital Contributions" means the Agreed Value of any property and the amount of cash contributed to the Partnership.

                "Carrying Value" with respect to any Capital Contribution means the Agreed Value of such property reduced as of the time of determination by all book depreciation, cost recovery and amortization deductions charged to the capital accounts with respect to such property and an appropriate amount to reflect any sales, retirements or other dispositions of assets included in such property and, with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes as of the time of determination. The Carrying Values shall be further adjusted as provided in
Section 8.4.

                "Certificate of Limited Partnership" means the Certificate of Limited Partnership required to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Partnership Act.

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                "Code" means the Internal Revenue Code of 1986, as amended and in effect on the effective date hereof and, to the extent applicable, as subsequently amended.

                "Contributed Property" means any Capital Contribution of property other than cash.

                "Distributable Cash" means, at the time of determination, all Partnership cash derived from the conduct of the Partnership's business, other than (i) Capital Contributions, together with interest earned thereon pending utilization thereof, (ii) financing proceeds, (iii) reserves for working capital and (iv) other amounts that the General Partner reasonably determines to be necessary for the proper operation of the Partnership's business and its winding up and liquidation.

                "Facility" means the cogeneration facility more fully defined in
Article III hereof.

                "General Partner" means Cogen Technologies Camden, Inc., a Texas corporation, or its successor or assign.

                "Limited Partner" means Cogen Technologies Limited Partners Joint Venture, a Texas general partnership, or its successor or assign.

                "Minimum Gain" with respect to any fiscal year of the Partnership means the minimum gain of the Partnership computed in accordance with the principles of Treasury Regulations Section 1.704-lT(b)(4)(iv)(c) or any successor provision.

                "Nonrecourse Deductions" has the meaning specified in Treasury Regulations Section 1.704-lT(b)(4)(iv)(b) or any successor provision. The amount of Nonrecourse Deductions for a fiscal year equals the net increase, if any, in the amount of the Partnership's Minimum Gain during the fiscal year, as determined under such Treasury Regulations.

                "Nonrecourse Liability" or "Nonrecourse Debt" means those Partnership liabilities (or portion thereof) for which no Partner bears the economic risk of loss, in accordance with Treasury Regulations Sections 1.704-lT(b)(4)(iv)(k) and 1.752-lT(d)(3) or any successor provision(s).

                "Partners" means the General Partner and the Limited Partner.

                "Partnership" means Cogen Technologies Camden GP Limited Partnership, the limited partnership entered into and formed hereunder pursuant to the Partnership Act.

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                "Partnership Act" means the Delaware Revised Uniform Limited
Partnership Act, 6 Del, Cod. (S)(S) 17-l01 et seq., as it may be amended from time to time, and any successor to said Partnership Act.

                "Partnership Interest" as to any Partner means the entire ownership interest and rights of that Partner in the Partnership, including, without limitation, its right to a distributive share of the profits and losses of the Partnership, its right to a distributive share of the assets of the Partnership in accordance with the provisions hereof, and in the case of a General Partner, its right to participate in the management of the affairs of the Partnership.

                "Prime Rate" means the interest rate as defined in Section
9.4 hereof.

                "PURPA" shall mean the Public Utilities Regulatory Policies Act of 1978, as heretofore and hereafter amended, and the regulations now and hereafter promulgated by the Federal Energy Regulatory Commission or such successor governmental agency as may be charged with rule making authority thereunder, which regulations are currently set forth at 18 C.F.R.
(S) 292.

                "Sharing Ratio" means the percentages described in Section 8.1.

                "Qualifying Cogeneration Facility" means a Qualifying Cogeneration Facility as defined in PURPA.

                "Unrealized Gain" attributable to a Partnership property means, as of the date of determination, the excess of the fair market value of such property as of such date of determination over the Carrying Value of such property as of such date of determination.

                "Unrealized Loss" attributable to a Partnership property means, as of the date of such determination, the excess of the Carrying Value of such property as of such date of determination over the fair market value of such property as of such date of determination.

                                  ARTICLE I

                       Formation of Limited Partnership

                The parties hereto enter into and form a limited partnership pursuant to the Partnership Act. The rights and liabilities of the Partners shall be as provided in the Partnership Act, except as herein otherwise expressly provided.

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The Partnership Interests of any Partner shall be personal property for all purposes. On the request of the General Partner, each Partner shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming With this Agreement that are necessary to qualify, continue, or terminate the Partnership as a limited partnership under the laws of the State of Delaware and to qualify the Partnership to do business in the States of New Jersey and Texas and such other states where such qualification is necessary or desirable.

                                  ARTICLE II

                                     Name

                The name of the Partnership shall be, and the business of the Partnership shall be conducted under the name of, Cogen Technologies Camden GP Limited Partnership or such other name or names that comply with applicable law as the General Partner may designate from time to time. The General Partner shall take any action that it determines is required to comply with the Partnership Act, assumed name act, fictitious name act, or similar statute in effect in each jurisdiction or political subdivision in which the Partnership proposes to do business and the Limited Partner agrees to execute any documents requested by the General Partner in connection with any such action.

                                 ARTICLE III

                                   Purpose

                The purposes of the Partnership are (i) to participate in the design, financing, construction, ownership and operation or lease of a cogeneration facility in or near Camden, New Jersey for the generation and sale of electricity and the production and sale of steam (the "Facility") by serving as the general partner of Camden Cogen, and to engage in all activities related or incident thereto, and (ii) to engage in any other business activities that are not forbidden by the laws of the jurisdiction in which the Partnership engages in such business.

                                  ARTICLE IV

                     Names and Addresses of Partners and
                       Principal Office of Partnership

                The names and mailing addresses of the Partners are as set forth on the signature pages hereof. The location of the principal office of the Partnership where the books and records of the Partnership shall be kept shall be Suite 5000, 1600 Smith Street Building, 1600 Smith Street, Houston, Texas 77002. The

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General Partner may in its sole discretion change the location of the principal office of the Partnership. The General Partner shall provide the Limited Partner with written notice of any change in the Partnership's principal place of business

                                    ARTICLE V

                       Registered Agent; Registered Office;
                                Additional Offices

                The name and address of the registered office of the Partnership in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The General Partner may change the registered agent or the registered office of the Partnership and may establish such additional offices of the Partnership as the General Partner may, in its sole discretion, from time to time determine. The General Partner shall provide the Partners with written notice of any change in the Partnership's principal office, registered agent or registered office.

                                    ARTICLE VI

                                       Term

                The term of the Partnership shall be from the date of the filing of the Certificate of Limited Partnership in the Office of the Secretary of State of the State of Delaware until December 31, 2041, unless extended or sooner liquidated or dissolved in accordance with this Agreement. The Partnership shall conduct no business until the Certificate of Limited Partnership shall have been filed in the Office of the Secretary of State of the State of Delaware.

                                   ARTICLE VII

                           Additional Limited Partners

                In the event the General Partner determines, in its sole discretion, that funds in addition to those acquired pursuant to Section 8.1 are necessary to carry out the purposes of the Partnership and the General Partner and the Limited Partner do not agree to contribute such funds in their respective Sharing Ratios, the General Partner is authorized to offer and sell additional Partnership Interests and admit any

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purchasers thereof as additional limited partners of the Partnership. In such event, the dilution of the then Partners shall be pro rata in accordance with their respective Sharing Ratios prior to the issuance of such additional Partnership Interests and this Partnership Agreement shall be amended by the General Partner to reflect the admissions of such persons as limited partners of the Partnership, the revised ownership and Sharing Ratio of each Partner and otherwise to reflect the relative rights and obligations of the parties. The General Partner is authorized to take any and all actions, in its sole discretion, as it deems necessary or appropriate to effect the foregoing, all without any approval of, or action by, any then Limited Partner.

                                 ARTICLE VIII

                            Capital Contributions

                Section 8.1. Upon execution of this Agreement, each Partner will make the following contributions of cash to the Partnership.

                               Cash              Sharing
    Partner                Contribution           Ratio
---------------            ------------         ---------
General Partner             $1.638.90            81.945%
Limited Partner                361.10            18.055%
                            ---------           -------
Total                       $2,000.00           100.000%


By execution of this Agreement the General Partner hereby assigns and conveys all of its right, title and interest in and to Camden Cogen, and the Partnership assumes the General Partner's obligations with respect to such interest and agrees to reimburse the General Partner for the $2.000 cost incurred by the General Partner in acquiring such partnership interest in Camden Cogen. The General Partner shall receive no credit or charge in or to its Capital Account as a result of such assignment and reimbursement.

                Section 8.2. The liability of the Limited Partner to the Partnership shall be limited to the amount of its Capital Contribution made pursuant to Section 8.1 and the Limited Partner shall not hare any further personal liability to contribute money to, or in respect of, the liabilities or the obligations of the Partnership unless it agrees in writing to make additional capital contributions to the Partnership, nor shall the Limited Partner be personally liable for any obligations of the Partnership, except as may be provided in the Partnership Act. No Partner shall be entitled to the return of any part of its Capital Contribution or to be paid interest in

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respect of either its Capital Account or any Capital Contribution made by such
Partner. No unrepaid Capital Contribution shall be deemed or considered to be a liability of the Partnership or any Partner. No Partner shall be required to contribute or lend any cash or property to the Partnership to enable the Partnership to return any Partner's Capital Contributions to the Partner.

                Section 8.3. A capital account ("Capital Account") shall be established for each Partner and shall be maintained in such a manner as to correspond with the requirements of Treasury Regulations promulgated from time to time under section 704(b) of the Code. A Partner's Capital Account shall be credited with the amounts of cash and Agreed Value of property contributed to the Partnership by such Partner and shall be credited or charged, as the case may be, with such Partner's distributive share of Partnership items of book income, gain, loss, and deduction for each fiscal year of the Partnership determined pursuant to Article X below. Each Partner's Capital Account shall be charged with the amount of cash or Agreed Value of property distributed to him. The respective Capital Accounts of the Partners shall not bear interest.

                Section 8.4. If any additional Partnership Interests are to be issued in consideration for a contribution of property or cash or if any Partnership property is to be distributed in liquidation of the Partnership or a Partnership Interest, the capital accounts of the Partners (and the amounts at which all Partnership properties are carried on its books and records) shall, immediately prior to such issuance or distribution, as the case may be, be adjusted (consistent with the provisions of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to all Partnership properties (as if such Unrealized Gain or Unrealized Loss had been recognized upon actual sale of such properties upon a liquidation of the Partnership immediately prior to such issuance).

                                   ARTICLE IX

                                  Distributions

                Section 9.1. Except as otherwise provided herein, Distributable Cash shall be distributed from time to time at the sole discretion of the General Partner among the Partners pro rata in accordance with their Sharing Ratios. It is the intention of the Partners that the Partnership will not accumulate funds in excess of the amounts that the General Partner reasonably believes to be necessary for the conduct of

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the Partnership's business, including appropriate reserves, and that to the extent possible, without impairing the cash needs of the Partnership, to distribute sufficient funds (in the Sharing Ratios) for the Partners to pay income taxes on their allocable share of Partnership income.

                Section 9.2. If any Partner does not withdraw the whole or any part of his share of any cash distribution made pursuant to Section 9.1, such Partner shall not be entitled to receive any interest thereon without the express written consent of the other Partner.

                Section 9.3. Unless otherwise agreed in writing by a transferor and transferee of a Partnership Interest herein, Distributable Cash distributable with respect to any Partnership Interest which may have been transferred during any year shall be distributed to the holder of such Partnership Interest who was recognized as the owner on the date of such distribution, without regard to the results of Partnership operations during the year.

                Section 9.4. Notwithstanding the foregoing, if any Partner advances any funds or makes any other payment to or on behalf of the Partnership, not required pursuant to the provisions hereof. to cover operating or capital expenses of the Partnership which cannot be paid out of the Partnership's operating revenues, such advance or payment shall be deemed a loan to the Partnership by such Partner, bearing interest from the date such advance or payment was made until such loan is repaid at a floating rate per annum equal to the lesser of (i) two percent (2%) over the interest rate publicly quoted by Texas Commerce Bank National Association from time to time as its prime commercial rate, with adjustments in such varying rate to be made on the same date as any change in the aforesaid rate (herein called "Prime Rate") or (ii) the maximum rate permitted under applicable law, Notwithstanding Sections 9.1 and 9.2 above, all distributions of Distributable Cash shall first be distributed to the Partners making such loans until all such loans have been repaid to such Partners, together with interest thereon as above provided, and, thereafter, the balance of such distributions, if any, shall be made in accordance with the terms of Sections 9.1 or 9.2 above. If distributions are insufficient to repay and return all such loans as provided above, the funds available from time to time shall first be applied to repay and retire the oldest loan first and, if any funds thereafter remain available, such funds shall be applied in a similar manner to remaining loans in accordance with the order of the dates on which they were made; however, as to loans made on the same date, each such loan shall be repaid pro rata in the proportion that such loan bears to the total loans made on said date.

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                                    ARTICLE X

                           Allocations of Income, Gain,
                            Loss, Deduction and Credit

                Section 10.1. Except as otherwise provided herein or unless another allocation is required by the Code, Treasury Regulations, published revenue rulings or judicial decisions, all items of Partnership book income, gain, loss, deduction and credit shall be allocated among the Partners pro rata in accordance with their Sharing Ratios in effect for the period during which such items accrue. For purposes of computing the amount of each item of book income, gain, deduction or loss, the determination, recognition and classification of such item shall be the same as its determination, recognition and classification for federal income tax purposes, provided that:

          (a) Any deductions for depreciation, cost recovery or amortization attributable to any Partnership property shall be determined as if the adjusted basis of such property were equal to the Carrying Value of such property. Upon an adjustment to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization pursuant to
     Section 8.4, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment.

          (b) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined by the Partnership as if the adjusted basis of such property as of such date of disposition were equal in amount to the Carrying Value of such property as of such date.

          (c) All fees and other expenses incurred by the Partnership to promote the sa1e of a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code shall be treated as an item of deduction.

          (d) Computation of all items of income, gain, loss and deduction shall be mad without regard to any election under Section 754 of the Code which may be mad by the Partnership and, as to those items described in the
     Section 705(a)(1)(D) or Section 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently

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deductible nor capitalizable for federal income tax purposes.

                Section 10.2. Upon the sale or other taxable disposition of all, or substantially all, of the Partnership's assets, the gain or loss resulting therefrom shall be allocated as provided in the second sentence of Section 18.3 in the event the balance in the Capital Accounts of the Partners are not in proportion to their Sharing Ratios prior to such sale or disposition.

                Section 10.3.

          (a) Notwithstanding anything to the contrary set forth herein, no allocation of loss or deduction shall be made to the Limited Partner to the extent that it is determined that such allocation would cause the Limited Partner's Capital Account to have a deficit balance in excess of the sum of
     (i) the Limited Partner's share of the Partnership's Minimum Gain, including Minimum Gain attributable to any Partner Nonrecourse Debt owed or attributable to such Limited Partner, and (ii) any amounts which the Limited Partner is required to restore to the Partnership upon liquidation of its Partnership Interest (or which are treated as such amounts pursuant to Treasury Regulation Section 1.704-l(b)(2)(ii)(c) or any successor provision), after taking into account the adjustments described in Treasury Regulations Section 1.704-l(b)(2)(ii) (d)(4), (5) and (6) or any successor provisions. Any allocations disallowed by reason of this Section 10.3 (a) shall be allocated to the General Partner. If the Limited Partner unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-l(b)(2)(ii)(d)(4), (5) or (6) or any successor provisions which causes the negative Capital Account balances of any such Limited Partner at the end of any fiscal year to exceed the sum of
     (i) such Limited Partner's share of the Partnership's Minimum Gain, including Minimum Gain attributable to any Partner Nonrecourse Debt owed or attributable to such Limited Partner, and (ii) any amounts which the Limited Partner is required to restore to the Partnership upon liquidation of its Partnership Interest (or which are treated as such amounts pursuant to Treasury Regulation Section 1.704-l(b) (2)(ii)(c) or any successor provision), after taking into account the adjustments described in Treasury Regulations Section 1.704-l(b)(2)(ii)(d)(4), (5) and (6) or any successor provisions, then, items of Partnership income and gain shall be specially allocated to the Limited Partner in an amount and manner sufficient to eliminate the resulting Capital Account deficit as quickly as possible.

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          (b) If there is a net decrease in Minimum Gain during a fiscal year, each Partner will be allocated items of Partnership income and gain for such fiscal year (and, if necessary, for subsequent fiscal years) in proportion to, and to the extent of, the greater of (i) the portion of such Partner's share of the net decrease in the Partnership's Minimum Gain during such fiscal year that is allocable to the disposition of Partnership property subject to one or more Nonrecourse Liabilities of the Partnership; or (ii) the deficit balance in such Partner's Capital Account at the end of such fiscal year (determined before any allocation of Partnership income, gain, loss, deduction or Code Section 705(a)(2)(B) expenditure for such year and excluding from each such deficit Capital Account balance any amount that such Partner is obligated to restore under Treasury Regulations
     Section 1.704-l(b)(2) (ii)(c) or any successor provision, as well as each Partner's share of the Partnership's Minimum Gain and the amount of any Partner Nonrecourse Debt owed or attributable to such Partner).

          (c) Any special allocations or reallocations pursuant to Section 10.3(a) and (b) shall be taken into account in computing subsequent allocations of income, gain, loss and deduction pursuant to this Article 10 so that, to the maximum extent possible, the aggregate amount of such items allocated to each Partner over the term of the Partnership shall be equal to the amounts that would have been allocated to each Partner but for the provisions of Sections 10.3(a) and (b).

          (d) Notwithstanding the allocations set forth in Sections 10.3(a), (b) and (c), Nonrecourse Deductions attributable to a Partner Nonrecourse Debt shall be allocated to the Partners who bear the economic risk of loss in accordance with Treasury Regulations Section 1.704-1T(b)(4)(iv)(h) or any successor provision. In the event there is a net decrease during a fiscal year in the Minimum Gain attributable to Partner Nonrecourse Debt, any Partner with a share of the Minimum Gain attributable to such debt at the beginning of the fiscal year shall be allocated items of Partnership income and gain for such fiscal year in such amounts and in such manner as required under Treasury Regulations Section 1.704-1T(b)(4)(iv)(h)(4) or any successor provision.

          Section 10.4

         (a) The Partnership shall, except to the extent such item is subject to allocation pursuant to subsection (b)

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     below, allocate each item of income, gain, loss, deduction and credit, as determined for federal and other income tax purposes, in the same manner as such item was allocated for book purposes; and

          (b) The Partnership, for federal and other income tax purposes shall, in the case of Contributed Properties, allocate items of income, gain, loss, depreciation and cost recovery deductions attributable to those properties with a Built-In Gain or Built-In Loss pursuant to Section 704(c) of the Code. Similar allocations shall be made in the event that the Carrying Value of Partnership properties subject to depreciation, cost recovery or amortization are adjusted pursuant to Section 8.4 upon the issuance of Partnership Interests for cash. If an existing Partner acquires additional Partnership Interests, such allocations shall apply only to the extent of his or its additional Interests. No allocation under Section 704(c) of the Code shall be charged or credited to a Partner's Capital Account.

                Section 10.5. Income, gain, loss, deduction or credit attributable to any Partnership Interest which has been transferred shall be allocated between the transferor and the transferee allocated equally among the days of the Partnership's fiscal year without regard to Partnership operations during such days.

                Section 10.6. The General Partner may rely upon, and shall have no liability to the Limited Partner or the Partnership if it does rely upon, the written opinion of tax counsel or accountants retained by the Partnership from time to time with respect to all matters (including disputes with respect thereto) relating to computations and determinations required to be made under this Article X or other provisions of this Agreement.

                Section 10.7.

          (a) The General Partner is designated tax matters partner ("TMP") as defined in Section 6231(a)(7) of the Code. The TMP and the Limited Partner shall use their best efforts to comply with responsibilities outlined in this Section 10.7 and in sections 6222 through 6232 of the Code (including any Treasury regulations promulgated thereunder) and in doing so shall incur no liability to any other Partner.

          (b) If the Limited Partner intends to file a notice of inconsistent treatment under Section 6222(b) of the Code, such Partner shall, prior to the filing of such

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     notice, notify the TMP of such intent and the manner in which the
     Limited Partner's intended treatment of a Partnership item is (or may be) inconsistent with the treatment of that item by the Partnership.

          (c) No Partner other than the TMP shall file a request pursuant to
     Section 6227 of the Code for an administrative adjustment of partnership items for any Partnership taxable year.

          (d) No Partner other than the TMP shall file a petition under Code sections 6226, 6228 or other Code sections with respect to any Partnership item, or other tax matters involving the Partnership. In the case where the TMP files such petition, it shall determine the forum in which such petition will be filed.

                                 ARTICLE XI

          Books of Account, Records and Tax Information

                Section 11.1. Proper and complete records and books of account (including those required by the Partnership Act) shall be kept by the General Partner in which shall be entered all transactions and other matters relative to the Partnership's business as are usually entered into records and books of account maintained by persons engaged in businesses of like character. The Partnership books and records shall be maintained in accordance with accounting principles described herein, and shall be kept on the accrual basis. The books and records shall at all times be made available at the principal office of the Partnership and shall be open to the reasonable inspection and examination of the Partners or their duly authorized representatives during the business hours of the General Partner for any purpose reasonably related to the interest of such Partner as a partner in the Partnership.

                Section 11.2. As soon as reasonably practicable after the end of each calendar year, the General Partner shall send each person who was a holder of a Partnership Interest at any time during the calendar year then ended (including any assignee permitted under Article XVI below, whether or not a substituted Limited Partner) all Partnership tax information as shall be necessary for the preparation by such holder of his federal income tax return. Further, on request by a Partner, the General Partner will furnish such Partner copies of all federal, state and local income tax returns or information returns, if any, which the Partnership is required to file.

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                                ARTICLE XII

                                Fiscal Year

                The fiscal year of the Partnership shall end on the thirty-first
(31st) day of December in each year.

                                ARTICLE XIII

                             Partnership Funds

                The funds of the Partnership shall be deposited in such bank account or accounts, or invested in such interest-bearing or non-interest-bearing accounts, as shall be designated by the General Partner in its sole discretion. A11 withdrawals from any such bank accounts shall be made by the General Partner or other agent or agents duly authorized by the General Partner. Partnership funds shall not be commingled with those of any other person (including the General Partner or any of its Affiliates).

                                ARTICLE XIV

                         Status of Limited Partners

                Section 14.1. No Limited Partner shall have any personal liability whatever, whether to the Partnership, to any of the Partners or to the creditors of the Partnership, for the debts of the Partnership or any of its losses beyond the amount agreed to be contributed by him to the capital of the Partnership as set forth in Section 8.1 except to the extent required by the Partnership Act. No Limited Partner shall be obligated to restore any deficit in its Capital Account upon the liquidation of the Partnership or its Partnership Interest.

                Section 14.2. The dissolution, bankruptcy, mental incompetency or legal disability of the Limited Partner shall not cause a dissolution of the Partnership, but the rights of such Limited Partner to share in the profits and losses of the Partnership, and to receive distributions of Partnership funds, shall on the happening of such an event, devolve upon such Limited Partner's legal representatives or successors in interest, as the case may be, subject to the terms and conditions of this Agreement, and the Partnership shall continue as a limited partnership. Each Limited Partner's estate or other successor in interest shall be liable for all the obligations of such Limited Partner. In no event, however, shall such estate, legal representative or other successor in interest become a substituted Limited Partner, except in accordance with Article XVI hereof.

                                   ARTICLE XV

                    Management and Operation of Business

                Section 15.1 (a) Except as otherwise expressly provided in
Section 15.3 of this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and the Limited Partner shall not have any right of control or management power over the business and affairs of the Partnership or Camden Cogen. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provisions of this Agreement, the General Partner shall have full power and exclusive authority to do all things deemed necessary or desirable by it, in its sole discretion, to conduct the business of the Partnership, without the need for approval by or any other authorization or consent from, the Limited Partners, including, without limitation, (i) the making of any expenditures, the borrowing of money, the guaranteeing of indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership or Camden Cogen; (ii) the acquisition, disposition, lease, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership and the merger or consolidation of the Partnership with or into another entity; (iii) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the Partnership or Camden Cogen, the lending of funds to other persons (including Affiliates) and the repayment of obligations of the Partnership or other persons (including Affiliates); (iv) the negotiation and execution of any agreements deemed desirable in its sole discretion and the performance of any contracts, conveyances or other instruments that it considers useful or necessary to the conduct of the Partnership's or Camden Cogen's operations or the implementation or exercise of its powers under this Agreement or the Agreement of Limited Partnership of Camden Cogen including, without limitation, execution and delivery of any contracts, agreements, partnership agreements and amendments thereto including amendments to this Agreement and the Agreement of Limited Partnership of Camden Cogen; (v) the distribution of Partnership cash; (vi) the selection and dismissal of employees and outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring; (vii) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary, if any; and (viii) the control of any matters affecting the rights and obligations of the Partnership, including, without limitation, the conduct of litigation, the incurring of legal expense and the settlement of claims and litigation.

                (b) It is the intention of the parties hereto that the General Partner have complete authority to operate the Partnership and its affairs, to amend this Agreement, and to exercise all powers of the General Partner under this Agreement and at law, all in its sole discretion (as described in this Section l5.1(b) and in Section l5.1(c) below), and that all provisions of this Agreement and all rights and powers of the General Partner pursuant to this Agreement and at law are to be read, interpreted and exercised in accordance with the foregoing statement of intent. In that regard, the General Partner shall be entitled to consider only such interests and factors as it desires and may consider its own interests, and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership or the Limited Partner, and may take any action or omit to take any action all without any involvement of, or consent or approval by, the Limited Partner.

                (c) Whenever in this Agreement the General Partner is permitted or required to make a decision (i) in its "sole discretion" or "discretion." or under a similar grant of authority or latitude, the General Partner shall be entitled to consider only such interests and factors as it desires and may consider its own interests, and shall have no duty or obligation to give any consideration to any interest of or factor affecting the Partnership or the Limited Partner, or (ii) in its "good faith" or under another express standard, the General Partner shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement or by law or any other agreement contemplated herein. The Limited Partner hereby agrees that any standard of care or duty imposed in this Agreement or any other agreement contemplated herein or under the Partnership Act or any other applicable law, rule or regulation shall be modified, waived or limited in each case as required to permit the General Partner to act under this Agreement or any other agreement contemplated herein and to make any decision pursuant to the authority prescribed in this Agreement so long as such action or decision was not performed or omitted with the intent to defraud or deliberately cause injury to the Limited Partner.

                Section 15.2 No Limited Partner shall participate in the management or operations of or have any control over the Partnership's business nor shall any Limited Partner have the power to represent, act for, sign for or bind the General Partner or the Partnership. The Limited Partner hereby consents to the exercise by the General Partner of the powers conferred on it by this Agreement.

                Section 15.3 Notwithstanding any other provision of this Agreement to the contrary, without the consent of the Limited Partner, the General Partner shall not have the authority to:

         (1) Admit a person as a General Partner, except as provided in this Agreement;

         (2) Admit a person as a Limited Partner, except as provided in this Agreement; or

         (3) Knowingly perform any act that would subject the Limited Partner to any liability as a general partner.

                Section 15.4 Notwithstanding any other provision of this Agreement to the contrary, no lender, lessor, lessee purchaser (including any purchaser of property from the Partnership or Cogen Camden) or any other person dealing with the Partnership or Cogen Camden, shall be required to verify any representation by the General Partner as to the extent of the interest in the assets of the Partnership that the General Partner is entitled to encumber, sell, lease or otherwise use or Partnership action that the General Partner is empowered to authorize and conduct and such person shall be entitled to rely exclusively on the representations of the General Partner as to its authority to enter into such arrangements and shall be entitled to deal with the General Partner as if it were the sole party in interest therein, both legally and beneficially. The Limited Partner and each assignee hereby waives any and all defenses or other remedies that may be available against such lender, purchaser or other person to contest, negate or disaffirm any such action of the General Partner. In no event shall any person dealing with the General Partner or its representative with respect to any business or property of the Partnership be obligated to ascertain that the terms of this Agreement have been complied with, or to inquire into the necessity or expediency of any act of the General Partner or its representative; and every contract, agreement, deed, mortgage, security agreement, promissory note or other instrument or document executed by the General Partner or its representative with respect to any business or property of the Partnership shall be conclusive evidence in favor of any and every person relying thereon or claiming thereunder that (i) at the time of the execution and delivery thereof this Agreement was in full force and effect, (ii) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership, and (iii) the General Partner or its representative was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership.

                Section 15.5. The General Partner shall receive no compensation for its services hereunder but shall be reimbursed for any costs, expenses, fees or other disbursements paid or incurred by it for or on behalf of the Partnership. The General Partner may pay with funds of the Partnership or incur for and on behalf of the Partnership, costs, expenses, fees and other disbursements as it in its sole discretion deems necessary for the ongoing operations of the Partnership's business, activities and affairs.

                Section 15 6. Neither the General Partner, its Affiliates, nor any owner, officer, director, partner, employee or agent of the General Partner or its Affiliates, shall be liable, responsible or accountable in damages or otherwise to the Partnership or any Partner for any action taken or failure to act (even if such action or failure to act constituted the negligence of a person) on behalf of the Partnership within the scope of the authority conferred on the person described in this Agreement or by law unless such act or omission was performed or omitted fraudulently or constituted willful misconduct. To the extent that, at law or in equity, the General Partner, its Affiliates, or any owner, officer, director, partner, employee or agent thereof have duties (including fiduciary duties) and liabilities relating to the Partnership or to another Partner, the General Partner, its Affiliates, or any owner, officer, director, partner, employee or agent thereof acting under the Agreement shall not be liable to the Partnership or to any such other Partner for their reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of the General Partner, its Affiliates, or any owner, officer, director, partner, employee or agent thereof otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of the General Partner, its Affiliates, or any owner, officer, director, partner, employee or agent thereof.

                Section 15.7.

         (a) To the fullest extent permitted by law, the General Partner, its Affiliates, their respective officers, directors, partner, employees and agents or any person performing a similar function (individually, an

"Indemnitee") shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, judgments, liabilities, obligations, penalties, settlements and reasonable expenses (including legal fees) arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, by reason of its status as (x) the General Partner or an Affiliate thereof, or (y) an officer, director, partner, employee or agent of the General Partner or an Affiliate thereof, regardless of whether the Indemnitee continues to be the General Partner or an Affiliate or an officer, director, employee or agent of the General Partner or an Affiliate thereof at the time any such liability or expense is paid or incurred, unless the act or failure to act giving rise to indemnity hereunder was performed or omitted with the intent to defraud or deliberately cause injury to the Limited Partner.

         (b) The Partnership through the General Partner, in its sole discretion, may purchase and maintain insurance on behalf of the General Partner and such other persons as the General Partner shall determine, in its sole discretion, against any liability that may be asserted against or expense that may be incurred by such person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such person against such liability under the provisions of this Partnership Agreement.

         (c) Expenses incurred by any Indemnitee in defending any claim with respect to which such Indemnitiee may be entitled to indemnification by the Partnership hereunder (including without limitation reasonable attorneys' fees and disbursements) shall, to the maximum extent permitted by law, be advanced by the Partnership prior to the final disposition of such claim, upon receipt of a written undertaking by or on behalf of such Indemnitee to repay the advanced amount of such expenses unless it is determined ultimately that the Indemnitee is entitled to indemnification by the Partnership under Section 15.7(a).

         (d) The indemnification provided in this Section 15 7 is for the benefit of the indemnitees and shall not be deemed to create any right to indemnification for any other persons.

                Section 15.8. It is further understood and agreed that the other business interests and activities of the

Partners and Affiliates of the Partners may be of any nature or description, including, but not limited to, the ownership, operation or management of cogeneration facilities similar to the Facility, and may be engaged in by such Affiliates independently or with others. Neither the Partnership nor any Partner shall have any right, by virtue of this Agreement or the partnership relationship created hereby, in or to the business activities of the other Partners or of such Affiliates or to the income or proceeds derived therefrom, and the pursuit of such business activities, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper. Any Partner or any Affiliate of a Partner shall have the right to take for its own account or to recommend to others any investment opportunity without being required to offer the same to the other Partners of the Partnership.

                                ARTICLE XVI

                     Transfer of Interests by Partners

                Section 16.1. No Partner shall have the right to transfer its interest in the Partnership, or any portion thereof, and to have the transferee admitted as a substituted Partner in respect of such Partnership interest without complying with the provisions of this Article XVI and, in the case of the Limited Partner, the consent of the General Partner, which consent may be withheld in its sole discretion, and in the case of the General Partner, the consent of the Limited Partner. Any attempted transfer or assignment of any interest in the Partnership in violation of the provisions of this Article XVI shall be void and of no force and effect. Notwithstanding the foregoing, nothing herein shall prohibit Cogen Technologies Limited Partners Joint Venture, the original Limited Partner, from transferring its interest in the Partnership to its partners, pro rata in accordance with their interests, upon the dissolution and liquidation of Cogen Technologies Limited Partners Joint Venture.

                Section 16.2. No transfer shall be made of any Partnership Interest if such transfer would result in the Facility ceasing to qualify as a Qualifying Cogeneration Facility. Moreover, there shall be no transfers of any equity interest in a Partner (or any Affiliate of a Partner) if such transfers would result in the Facility ceasing to qualify as a Qualifying Cogeneration Facility. No Partner or any Affiliate thereof shall request (nor permit such a request by any party to whom such Partner or Affiliate is contemplating transferring a Partnership Interest or an equity interest in such Partner or any Affiliate) any order or ruling from the Federal Energy Regulatory Commission, as to whether any action would potentially cause the Facility to lose its status as a Qualifying Cogeneration Facility, unless such request shall first have been reviewed and approved by the General Partner, in its sole discretion.

                Section 16.3. Any Partner who desires to transfer his Partnership Interest shall arrange for any permitted transferee to be bound by the provisions of this Agreement, as it may then be amended, by having such transferee execute two counterparts of an instrument of assignment satisfactory in form and substance to the other Partner and by delivering the same to the other Partner together with any such other information that may be required by counsel to the Partnership to determine whether the proposed transfer violates applicable federal or state securities or other laws or regulations or would cause the Facility to cease to qualify as a Qualifying Cogeneration Facility. If and when the consent of the Partners to such assignment and the substitution of such transferee hereof is secured and the other requirements of this Article XVI are satisfied, the transferee shall become a substituted Partner as to the Partnership Interest thus transferred effective as of the first day of the calendar month during which the General Partner actually receives the aforesaid instrument of assignment executed by both the transferor and transferee. The transferee shall be required to pay any and all reasonable filing and recording fees, legal fees, accounting fees, and other charges and fees incurred by the Partnership and its counsel as a result of such transfer.

                Section 16.4. All Partners acknowledge that the Partnership interests have not been registered under (i) the Securities Act of 1933, as amended (the "1933 Act"), in reliance on the exemptions afforded by Section 4(2) of the 1933 Act, or (ii) applicable state securities laws in reliance on exemptions under such laws. Therefore, to preserve said exemptions and notwithstanding anything contained herein to the contrary, the Partners hereby agree that interests of the Partners shall be nontransferable and nonassignable, except in compliance with the registration provisions of the 1933 Act and the Partnership Act, or an exemption or exemptions therefrom, and any attempted or purported transfer or assignment in violation of the foregoing shall be void and of no effect. Accordingly, as an additional condition precedent to any assignment or other transfer of any interest in the Partnership, the General Partner may require an opinion of counsel satisfactory to the General Partner that such assignment or transfer will be made in compliance with the registration provisions of the 1933 Act and applicable state securities laws or exemption(s) therefrom, and such transferor or assignor shall be responsible for paying said counsel's fee for the opinion. The foregoing shall not limit the restrictive legend set forth at the beginning of this Agreement.

                Section 16.5. Nothing in this Article XVI shall be deemed to prohibit a Partner from pledging or hypothecating its Partnership Interest or any part thereof in connection with any bona fide financing of such Partner. However, in the event of a foreclosure of any such pledge or hypothecation, the person who shall acquire the Partnership Interest incident to such foreclosure shall not become a substituted Partner hereunder without the written consent of the other Partners. If the foreclosure occurs with respect to all the interest of the General Partner and the Limited Partner does not elect, within ninety
(90) days after the foreclosure, to allow the assignee of the General Partnership interest acquired incident to such foreclosure, to become a substituted general partner, then such failure shall be deemed to be the affirmative vote of the Limited Partner to terminate effective as of such 90th day the General Partner's status as the General Partner of the Partnership, and in such event the resulting event of withdrawal of the General Partner shall not be in contravention of this Agreement.

                                ARTICLE XVII

                        Dissolution of the Partnership

         The happening of any one of the following events shall work an immediate dissolution of the Partnership:

         (a) An event of withdrawal of the General Partner as defined in (S) 17-402 of the Partnership Act except that an event described in Subsections
(a)(4) and (a)(5) of (S) 17-402 shall not be an event of withdrawal;

         (b) The receipt by the Partnership of the final payment due on the sales price of all or substantially all the assets of the Partnership or the Partnership's business following the Partnership's sale thereof;

         (c) The agreement by all of the Partners to dissolve; and

         (d) The expiration of the term of the Partnership as provided in
Article VI of this Agreement, unless all Partners agree to extend the term of the Partnership past the date set forth in Article VI.

Any withdrawal of the General Partner under (S) 17-602 of the Partnership Act shall be effective on the date specified in a written notice of withdrawal given by the General Partner for the Limited Partner; provided, however, that the effective date shall be not less than 60 days following the date of delivery of such notice.

                               ARTICLE XVIII

                 Winding Up and Termination of the Partnership

                Section 18.1. If the Partnership is dissolved for any reason, a liquidator (the "Liquidator") shall commence to wind up the affairs of the Partnership and to liquidate and sell its assets. The General Partner shall serve as the Liquidator unless the dissolution occurred as a result of an event of withdrawal of the General Partner, in which case the Limited Partner shall serve as the Liquidator. The Liquidator shall have full right and discretion to determine the time, manner and terms of sale or sales of Partnership property pursuant to such liquidation having due regard to the activity and condition of the relevant market and general financial and economic conditions. The Liquidator appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto or their legal representatives or successors in interest, all of the powers conferred upon the Partnership Manager and the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time, not to exceed two (2) years after the date of dissolution of the Partnership, as shall be reasonably required in the good faith judgment of the Liquidator to complete the liquidation and dissolution of the Partnership as provided for herein. including, without limitation, the following specific powers:

          (a) The power to continue to manage and operate any business of the Partnership during the period of such liquidation or dissolution proceedings, excluding, however, the power to make and enter into contracts which may extend beyond the period of liquidation.

          (b) The power to make sales and incident thereto to make deeds, bills of sale, assignments and transfers of assets and properties of the Partnership; provided, that the Liquidator may not impose personal liability upon any of the Partners under any such instrument.

         (c) The power to borrow funds as may, in the good faith judgment of the Liquidator, be reasonably required to pay debts and obligations of the Partnership or operating expenses. and to execute and/or grant deeds of trust, mortgages, security agreements, pledges and collateral assignments upon and encumbering any of the Partnership properties as security for repayment of such loans or as security for payment of any other indebtedness of the Partnership; provided, that the Liquidator shall not have the power to create any personal obligation on any of the Partners to repay such loans or indebtedness other than out of available proceeds of foreclosure or sale of the properties or assets as to which a lien or liens are granted as security for payment thereof.

         (d) The power to settle, release, compromise or adjust any claims asserted to be owing by or to the Partnership, and the right to file, prosecute or defend lawsuits and legal proceedings in connection with any such matters.

         Section 18.2. After making payment or provision for payment of all debts and liabilities of the Partnership and all expenses of liquidation, the Liquidator may set up, for a period not to exceed the aforesaid two (2) years, such cash reserves as the Liquidator may deem reasonably necessary for any contingent liabilities or obligations of the Partnership. Upon the satisfaction or other discharge of such contingency, the amount of the reserves not retired, if any, will be distributed in accordance with this Article.

         Section 18.3. Upon the winding up and termination of the business and affairs of the Partnership, its assets (other than cash) shall be sold, its liabilities and obligations to creditors and all expenses incurred in its liquidation shall be paid (either by payment or the making of reasonable provision for payment). If the balances in the Partners' respective capital accounts are not in proportion to their Sharing Ratios, the items of Partnership income, gain or loss or deduction resulting from the sale of the Partnership assets pursuant to this Article XVIII shall first be allocated, to the extent possible, among such of the Partners in such shares as will bring the positive balances in the Partners' Capital Accounts into proportion with their Sharing Ratios. A11 remaining items of Partnership income, gain, loss or deduction shall be credited or charged to the Capital Accounts of the Partners pro rata in accordance with their Sharing Ratios. Thereafter, the net proceeds from such sales (after deducting all selling costs and expenses in connection therewith). together with (at the expiration of the two (2) year period referred to therein) the balance and reserve account referred to in Section 18.2 above, shall be distributed among the Partners in accordance with their respective positive balances in their Capital Accounts.

                Section 18.4. Within a reasonable time following the completion of the liquidation of the Partnership's properties, the Liquidator shall supply to each of the Partners a statement prepared by the Partnership's accountants which shall set forth the assets and the liabilities of the Partnership as of the date of complete liquidation, each Partner's pro rata portion of distributions pursuant to Section 18.3, and the amount retained as reserves by the Liquidator pursuant to Section 18.2.

                Section 18.5. Each holder of an interest in the Partnership shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and his Capital Contribution thereto (including the return thereof) and share of profits or losses thereof, and shall have no recourse therefor (upon dissolution or otherwise) against the Partnership, the General Partner or the Liquidator. No holder of an interest in the Partnership shall have any right to demand or receive property other than cash upon dissolution and termination of the Partnership.

                Section 18.6. Upon the completion of the liquidation of the Partnership and the distribution of all Partnership funds, the Partnership shall terminate and the Liquidator shall (and is hereby given the power and authority to) execute, acknowledge, swear to and record all documents required to effectuate the dissolution and termination of the Partnership. No Partner shall be required to restore any deficit balance existing in its Capital Account upon the liquidation and termination of the Partnership.

                                ARTICLE XIX

                                  Notices

                To be effective, all notices and demands under this Agreement must be in writing and must be given (i) by depositing same in the United States mail, postage prepaid, certified or registered, return receipt requested, (ii) by prepaid telegram, or (iii) by delivering same in person and receiving a signed receipt therefor. For purposes of notice, the addresses of the Partners or their respective assigns shall be as set forth on the signature pages hereof. Notices mailed in accordance with the foregoing shall be deemed to have been given and made upon receipt. Any Partner or his assignee may designate a different address to which notices or demands shall thereafter be directed by written notice given in the manner hereinabove required and directed to the Partnership at its principal office as hereinabove set forth.

                                 ARTICLE XX

                 Amendment of Limited Partnership Agreement

                This Agreement may be modified or amended from time to time by the General Partner, as the General Partner may, in its sole discretion deem appropriate, without the consent of the Limited Partner so long as such modification or amendment does not (i) convert the Limited Partner's interest in the Partnership into a General Partner's interest, (ii) otherwise subject the Limited Partner to liability for the obligation of the Partnership or (iii) require Capital Contributions to the Partnership from the Limited Partner other than as provided in Section 8.1 hereof. The General Partner shall have no liability to the Limited Partner or any owner or Affiliate thereof for damages or otherwise as a result of any amendment allowable by the preceding sentence so long as such amendment was not made with the intent to defraud or deliberately cause injury to the Limited Partner.

                                ARTICLE XXI

                             Power of Attorney

                The Limited Partner and any permitted assignee or transferee of its interest hereunder, does hereby irrevocably constitute and appoint the General Partner, its true and lawful attorney in fact and agent, to execute, acknowledge, verify, swear to, deliver, record and file, in such Limited Partner's or assignee's name, place and stead, all instruments, documents and certificates which may from time to time be required to effectuate and implement the terms and provisions of this Agreement including, without limitation, the power and authority to execute, verify, swear to, acknowledge, deliver, record and file (i) all certificates and other instruments (including counterparts of this Agreement and amendments thereto) which the General Partner deems in its sole discretion appropriate to form, qualify or continue the Partnership as a limited partnership in the State of Delaware, qualify to do business in the States of Texas and New Jersey and in such other states as the General Partner deems appropriate, (ii) all instruments which the General Partner deems in its sole discretion appropriate to reflect any amendment to this Agreement, or modification of the Partnership, made in accordance with the terms of this Agreement, (iii) all conveyances and other instruments which the General Partner deems in its sole discretion appropriate to reflect the dissolution and termination of the Partnership pursuant to the terms of this Agreement, including any writing required by the Partnership Act,
(iv) all instruments relating to the admission of any additional or substituted Limited Partner, (v) a certificate of assumed name and such other certificates and instruments as may be necessary under any fictitious or assumed name statutes from time to time in effect in jurisdictions in which the Partnership conducts or plans to conduct business and (vi) all other instruments that may be required or permitted by law to be filed on behalf of the Partnership and that are not inconsistent with this Agreement. The power of attorney granted herein shall be deemed to be coupled with an interest, shall be irrevocable, shall survive and not be affected by the subsequent death, dissolution, bankruptcy, incompetency or legal disability of the Limited Partner and shall extend to such Limited Partner's successors and assigns; and may be exercised by executing such instrument acting as attorney in fact for the Limited Partner or in such other manner as said agent and attorney in fact may deem appropriate. The Limited Partner and each partner thereof hereby agrees to be bound by any action taken by the General Partner acting pursuant to such power of attorney, and the Limited Partner and each of its partners and assigns hereby waives any and all defenses which may be available to contest, negate or disaffirm any action of the General Partner taken under such power of attorney.

                                ARTICLE XXII

                 Representations, Warranties and Covenants

                The General Partner and the Limited Partner each hereby respectively represent and warrant to the others that (i) it is duly organized, validly existing and in good standing under the jurisdiction of its organization, with full power and authority to enter into and perform its obligations under this Agreement; (ii) it has validly executed this Agreement. and upon delivery, this Agreement shall be a binding obligation of such party, enforceable against such party in accordance with its terms; (iii) its entry into this Agreement and the performance of its obligations hereunder will not require the approval of any governmental body or regulatory authority and will not violate, conflict with or cause a default under, any of its organizational documents, any contractual covenant or restriction by which such party is bound, or any applicable law. regulation, rule, ordinance, order, judgment or decree,
(iv) neither the admission of said party as a Partner in the Partnership nor the performance of this Agreement or the transactions contemplated herein will cause the Facility to fail to meet the qualifying cogeneration facility requirements under PURPA or to lose its status as a Qualifying Cogeneration Facility, and (v) during the term of the Partnership, such

Parties shall not willingly or knowingly take or permit any action which would cause the Facility to fail to meet such requirements or to lose such status.

                               ARTICLE XXIII

                               Miscellaneous

                Section 23.1. The Partners agree that the Partnership properties are not and will not be suitable for partition. Accordingly, each of the Partners hereby irrevocably waives any and all rights that he may have to maintain any action for partition of any of the Partnership property.

                Section 23.2. This Agreement and the additional documents and agreements referred to herein constitute the entire agreement among the parties. It supersedes any prior agreement or understandings among them, and it may not be modified or amended in any manner other than as set forth herein.

                Section 23.3. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware.

                Section 23.4. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

                Section 23.5. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter. The term "person" means any individual, corporation, partnership, trust or other entity.

                Section 23.6. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

                Section 23.7. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

                Section 23.8. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument, It shall not be necessary for all Partners to execute the same counterpart hereof.

                IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and in the year first above written.

Address:
                                             GENERAL PARTNER:

                                             COGEN TECHNOLOGIES CAMDEN, INC.
  Suite 5000
  1600 Smith Street Building
  1600 Smith Street                          By: /s/ D. Cal McNair
  Houston, Texas 77002                          -----------------------------
                                                D. Cal McNair, Vice President

Address:                                     COGEN TECHNOLOGIES LIMITED
                                             PARTNERS JOINT VENTURE
c/o Evergreen Energy
Suite 5000
1600 Smith Street Building
1600 Smith Street                            By: /s/ Pauline E. Buck
Houston, Texas 77002                            ------------------------------
                                                Pauline E. Buck. as Trustee
                                                of the Charles N. Buck
                                                Family Trust under the
                                                Will of Charles N. Buck

                                             By: /s/ Robert A. Hansen
                                                -------------------------------
                                                Robert A. Hansen

                                             By: EVERGREEN ENERGY

                                                  By: /s/ Velva G. Levine
                                                     --------------------------
                                                  Its: General Partner
                                                      -------------------------

                                              By:The 1989 Energy Trust

                                                  By: /s/ Jack R. Sowell
                                                     --------------------------
                                                     Jack R. Sowell, Trustee
                                                     (and not in his individual
                                                      capacity)

                                              By: /s/ C. Donald Van Wart
                                                 ----------------------------
                                                 C. Donald Van Wart

                                              By: Hansfam Three, a Trust

                                                  By: /s/ John P. Hansen
                                                     ----------------------
                                                    John P. Hansen, Trustee
                                                    (and not in his individual
                                                     capacity)